UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2024

Vynleads, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-227499	47-4584272
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

596 Herrons Ferry Road, Suite 301, Rock Hill, SC 29730

(Address of principal executive offices and zip code)

(845) 745-0981

(Registrant’s telephone number including area code)

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Change of Control of Registrant.

On March 19, 2024, Sergei Stetsenko, a director of the Company, completed the sale of 1,250,000 shares of common stock (or 10.8% of the issued and outstanding shares of common stock) to WG Capital, Ltd. for the sum of $12,500. Mr. Stetsenko remains a director and now holds 1,500,000 shares of common stock of the Company.

WG Capital, Ltd., a company located in Nassau, Bahamas, used its own working capital to acquire the stated shares of common stock. There is no arrangement among current or past control groups regarding the election of directors or other matters.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vynleads, Inc.
(Registrant)

By:	/s/ Alex Mannine
Alex Mannine
Chief Executive Officer

Date:  March 20, 2024